First Citizens BancShares, Inc. First Quarter 2026 Earnings Conference Call April 23, 2026

2 Table of Contents Pages Section I – First Quarter Overview & Strategic Priorities 4 – 6 Section II – First Quarter 2026 Financial Results 7 – 27 Financial Highlights 8 – 9 Earnings Highlights 10 Net interest income, margin and betas 11 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 19 Deposits 20 – 21 SVB Commercial Funding Trends 22 Funding Mix 23 Credit Quality Trends and Allowance 24 – 25 Capital & Share Repurchase Plan Update 26 – 27 Section III – Financial Outlook 28 – 29 Section IV – Appendix 30 – 41 Section V – Non-GAAP Reconciliations 42 – 51

3 Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, trade barriers on trading partners, and supply chain disruptions), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previously completed acquisition transactions, the pending acquisition of 138 branches from BMO Bank N.A., or any future transactions. BancShares’ 2025 Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications See Section IV entitled Appendix for information on reclassifications. Important Notices

First Quarter Overview & Strategic Priorities Section I

5 First Quarter 2026 Snapshot Key Highlights: ■ Resilient profitability: • EPS, ROE and ROA results exceeded our expectations. ■ Strategic balance sheet management: • Achieved balance sheet growth with increases in both period end and average loan and deposit balances. • Accomplished OBS client funds growth from the linked quarter on both a period end and average basis. • Continued progress on FDIC Purchase Money Note repayment. ■ Prudent capital management: • Repurchased $900 million in Class A common shares in the first quarter. Since inception in July 2024, we have repurchased $5.7 billion or 21.53% of Class A common shares. (3) • Issued $400 million of preferred stock in February. ■ Positioning for growth: • Expanding commercial banking capabilities and moving to a united brand strategy. Financial Results: Adjusted EPS (1) $44.86 Adjusted ROE / ROA (1) 10.39% / 0.97% NIM 3.09% Adjusted Efficiency Ratio (1) 62.13% Loan Growth (EOP / Avg) (2) 0.5% / 1.5% Deposit Growth (EOP / Avg) (2) 5.7% / 1.7% CET1 Ratio (4) 10.83% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are current quarter compared to the linked quarter. (3) Total repurchases include those since inception of the plan in July 2024 through April 21, 2026. Refer to Share Repurchase Plan Update page for additional details. (4) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings.

6 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Optimize processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

First Quarter 2026 Financial Results Section II

8 1Q26 Financial Results - Takeaways EPS, ROE and ROA exceeded our expectations despite NIM compression due to lower rates. 1 Continued to return capital to shareholders through the repurchase of 449,845 shares of Class A common stock totaling $900 million in the first quarter. 7 Repaid an additional $2.5 billion of the FDIC Purchase Money Note in the first quarter.6 Noninterest expense came in below our guidance range as we continue to focus on operational efficiency. 2 Loans grew $762 million or by 0.5% from the linked quarter, led by Global Fund Banking. 3 Credit quality remained stable, with the NCO ratio declining 9 basis points from the linked quarter and below our guidance range. 5 Deposits increased $9.3 billion or by 5.7% from the linked quarter driven by growth within our business segments, supplemented by brokered deposits. 4

9 1Q26 4Q25 1Q25 EPS (basic and diluted) $ 42.63 $ 44.86 $ 45.81 $ 51.27 $ 34.47 $ 37.79 ROE 9.88% 10.39% 10.66% 11.93% 8.79% 9.64 % ROTCE (non-GAAP) 10.14 10.67 10.94 12.25 9.04 9.91 ROA 0.93 0.97 0.99 1.10 0.87 0.95 PPNR ROA (non-GAAP) 1.35 1.41 1.47 1.50 1.45 1.56 NIM 3.09 3.09 3.20 3.20 3.26 3.26 NIM, ex PAA (non-GAAP) 3.01 3.01 3.11 3.11 3.12 3.12 NCO ratio 0.30 0.30 0.39 0.39 0.41 0.41 Efficiency ratio 66.41 62.13 64.53 60.79 64.97 59.62 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

10

Quarterly Earnings Highlights

($ in millions)

Reported	1Q26	4Q25	1Q25	1Q26 vs 4Q25 (1) $	1Q26 vs 4Q25 (1) %	1Q26 vs 1Q25 (1) $	1Q26 vs 1Q25 (1) %
Net interest income	$ 1,621	$ 1,722	$ 1,663	$ (101)	(5.9)%	$ (42)	(2.5)%
Noninterest income	692	715	635	(23)	(3.2)	57	8.9
Net revenue	**2,313**	**2,437**	**2,298**	**(124)**	**(5.1)**	**15**	**0.7**
Noninterest expense	1,536	1,572	1,493	(36)	(2.3)	43	2.9
Pre-provision net revenue (2)	**777**	**865**	**805**	**(88)**	**(10.1)**	**(28)**	**(3.5)**
Provision for credit losses	72	54	154	18	33.4	(82)	(53.4)
Income before income taxes	**705**	**811**	**651**	**(106)**	**(13.0)**	**54**	**8.4**
Income tax expense	171	231	168	(60)	(25.5)	3	2.1
Net income	**534**	**580**	**483**	**(46)**	**(8.1)**	**51**	**10.6**
Preferred stock dividends	26	14	15	12	78.0	11	74.8
Net income available to common stockholders	**$ 508**	**$ 566**	**$ 468**	**$ (58)**	**(10.2)%**	**$ 40**	**8.6 %**

Adjustments for notable items	1Q26	4Q25	1Q25
Noninterest income	$ (172)	$ (186)	$ (156)
Noninterest expense	(206)	(204)	(216)
Income tax expense	8	(50)	15

Adjusted (Non-GAAP) (2)	1Q26	4Q25	1Q25	1Q26 vs 4Q25 (1) $	1Q26 vs 4Q25 (1) %	1Q26 vs 1Q25 (1) $	1Q26 vs 1Q25 (1) %
Net interest income	$ 1,621	$ 1,722	$ 1,663	$ (101)	(5.9)%	$ (42)	(2.5)%
Noninterest income	520	529	479	(9)	(1.9)	41	8.6
Net revenue	**2,141**	**2,251**	**2,142**	**(110)**	**(4.9)**	**(1)**	**0.0**
Noninterest expense	1,330	1,368	1,277	(38)	(2.9)	53	4.2
Pre-provision net revenue (2)	**811**	**883**	**865**	**(72)**	**(8.2)**	**(54)**	**(6.2)**
Provision for credit losses	72	54	154	18	33.4	(82)	(53.4)
Income before income taxes	**739**	**829**	**711**	**(90)**	**(10.9)**	**28**	**4.1**
Income tax expense	179	181	183	(2)	(1.4)	(4)	(2.2)
Net income	**560**	**648**	**528**	**(88)**	**(13.5)**	**32**	**6.2**
Preferred stock dividends	26	14	15	12	78.0	11	74.8
Net income available to common stockholders	**$ 534**	**$ 634**	**$ 513**	**$ (100)**	**(15.6)%**	**$ 21**	**4.3 %**

Increase (decrease) columns as headed.

First Citizens BancShares

(1) Percent change is calculated using unrounded numbers.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

11

Net interest income and margin

($ in millions)



$(101) million & (-11 bps)
$1,663
$1,695
$1,734
$1,722
$1,621
3.26%
3.26%
3.26%
3.20%
3.09%
1Q25
2Q25
3Q25
4Q25
1Q26
NII
NIM



$(91) million & (-10 bps)
$1,588
$1,629
$1,673
$1,673
$1,582
3.12%
3.14%
3.15%
3.11%
3.01%
1Q25
2Q25
3Q25
4Q25
1Q26
NII, ex PAA (Non-GAAP) (1)
NIM, ex PAA (Non-GAAP) (1)

	1Q26			4Q25			1Q25			Change vs 4Q25			Change vs 1Q25		
	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate	Avg Balance	Income / Expense	Yield / Rate
Loans and leases (2) (3)	$148,666	$ 2,206	6.01 %	$145,689	$ 2,290	6.24 %	$139,491	$ 2,236	6.49 %	$ 2,977	$ (84)	(0.23)%	$ 9,175	$ (30)	(0.48)%
Investment securities and reverse repos	42,062	384	3.67	44,591	424	3.80	43,838	414	3.80	(2,529)	(40)	(0.13)	(1,776)	(30)	(0.13)
Interest-earning deposits at banks	21,824	196	3.64	23,014	226	3.90	22,699	245	4.38	(1,190)	(30)	(0.26)	(875)	(49)	(0.74)
Total interest-earning assets (3)	**$212,552**	**$ 2,786**	**5.30 %**	**$213,294**	**$ 2,940**	**5.48 %**	**$206,028**	**$ 2,895**	**5.68 %**	**$ (742)**	**$ (154)**	**(0.18)%**	**$ 6,524**	**$ (109)**	**(0.38)%**
Interest-bearing deposits	$125,203	$ 833	2.70 %	$121,433	$ 861	2.81 %	$117,224	$ 893	3.09 %	$ 3,770	$ (28)	(0.11)%	$ 7,979	$ (60)	(0.39)%
Total borrowings	35,334	332	3.76	38,196	357	3.74	37,398	339	3.62	(2,862)	(25)	0.02	(2,064)	(7)	0.14
Total interest-bearing liabilities	**$160,537**	**$ 1,165**	**2.93 %**	**$159,629**	**$ 1,218**	**3.03 %**	**$154,622**	**$ 1,232**	**3.22 %**	**$ 908**	**$ (53)**	**(0.10)%**	**$ 5,915**	**$ (67)**	**(0.29)%**
Net interest income		**$ 1,621**			**$ 1,722**			**$ 1,663**			**$ (101)**			**$ (42)**	
Net interest spread (3)			**2.37 %**			**2.45 %**			**2.46 %**			**(0.08)%**			**(0.09)%**
Net interest margin (3)			**3.09 %**			**3.20 %**			**3.26 %**			**(0.11)%**			**(0.17)%**

First Citizens BancShares

Note – Certain items above do not precisely recalculate as presented due to rounding.

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

(2) Loans and leases include nonaccrual loans and loans held for sale. Interest income on loans and leases includes loan PAA income and loan fees.

(3) The average balances and yields for loans and leases are calculated net of average credit balances of factoring clients to appropriately reflect the interest-earning portion of factoring receivables.

12 3.26% 0.23% 0.14% 0.04% (0.26)% (0.10)% (0.08)% (0.08)% (0.06)% 3.09% 1Q25 Deposit rate Loan volume Debt rate / volume Loan yield FFS yield / volume Investment yield / volume PAA Deposit volume 1Q26 1Q25 to 1Q26 (-17 bps) NIM Rollforward 3.20% 0.10% 0.07% 0.05% (0.15)% (0.06)% (0.05)% (0.05)% (0.02)% 3.09% 4Q25 Loan volume Deposit rate Debt volume Loan yield Investment yield / volume Deposit volume FFS yield / volume PAA 1Q26 4Q25 to 1Q26 (-11 bps)

13 Deposit Betas Highlights • Our total cumulative deposit beta in the tightening cycle peaked in August 2024 prior to the September rate cuts. • Deposit betas are currently modeled to have a portfolio average of approximately 35% - 40% over the twelve-month forecast horizon, including 50% - 55% for interest-bearing non-maturity deposits. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20% to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0% to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 12% 20% 34% 39% 39% 38% 35% 31% 46% 53% 58% 61% 63% 64% 16% 26% 49% 56% 56% 52% 50% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 - Jul/Aug 3Q24 - Sep 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Tightening Cycle Easing Cycle Terminal beta 42% 42% 43% 42% 42% 58% 58% 57% 58% 58% Mid/higher beta categories Lower beta categories 1Q25 2Q25 3Q25 4Q25 1Q26 Total Deposits Actual cumulative beta Actual cumulative beta IBD

14 $635 $678 $699 $715 $692 $479 $513 $518 $529 $520 $156 $165 $181 $186 $172 1Q25 2Q25 3Q25 4Q25 1Q26 Noninterest income ($ in millions) Adjusted (Non-GAAP) (1) Notable items (2) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details. Noninterest income Increase (decrease) 1Q26 vs 4Q25 1Q26 vs 1Q25 1Q26 4Q25 3Q25 2Q25 1Q25 $ % $ % Total reported noninterest income $ 692 $ 715 $ 699 $ 678 $ 635 $ (23) (3.2) % $ 57 8.9 % Notable items (2) 172 186 181 165 156 (14) (7.5) 16 10.3 Total adjusted noninterest income (1) $ 520 $ 529 $ 518 $ 513 $ 479 $ (9) (1.9) % $ 41 8.6 % Adjusted rental income on operating lease equipment $ 115 $ 115 $ 108 $ 117 $ 114 $ — — % $ 1 1.2 % Lending-related fees 69 64 67 69 66 5 9.3 3 5.3 Deposit fees and service charges 70 63 61 59 58 7 11.5 12 21.9 Client investment fees 53 54 58 52 53 (1) (3.1) — — Wealth management services 59 61 57 55 56 (2) (2.7) 3 5.0 International fees 35 37 34 33 32 (2) (3.6) 3 9.4 Factoring commissions 17 20 18 18 17 (3) (15.5) — — Cardholder services, net 38 37 39 41 41 1 0.3 (3) (7.1) Merchant services, net 13 13 12 13 14 — — (1) (10.1) Insurance commissions 13 12 13 14 14 1 8.0 (1) (5.9) Other noninterest income 38 53 51 42 14 (15) (29.8) 24 180.8

15 $1,493 $1,500 $1,491 $1,572 $1,536 $1,277 $1,279 $1,279 $1,368 $1,330 $216 $221 $212 $204 $206 1Q25 2Q25 3Q25 4Q25 1Q26 Noninterest expense ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Refer to Section V for notable item details. Adjusted (Non-GAAP) (1) Notable items (2) Noninterest expense Increase (decrease) 1Q26 vs 4Q25 1Q26 vs 1Q25 1Q26 4Q25 3Q25 2Q25 1Q25 $ % $ % Total reported noninterest expense $ 1,536 $ 1,572 $ 1,491 $ 1,500 $ 1,493 $ (36) (2.3) % $ 43 2.9 % Notable items 206 204 212 221 216 2 1.0 (10) (4.6) Total adjusted noninterest expense (1) $ 1,330 $ 1,368 $ 1,279 $ 1,279 $ 1,277 $ (38) (2.9) % $ 53 4.2 % Personnel cost $ 857 $ 849 $ 811 $ 810 $ 818 $ 8 0.9% $ 39 4.8 % Net occupancy expense 60 61 58 61 58 (1) (2.1) 2 4.4 Equipment expense 136 151 137 131 136 (15) (10.2) — — Professional fees 18 34 26 30 25 (16) (46.6) (7) (29.0) Third-party processing fees 93 75 67 63 63 18 24.9 30 47.9 FDIC insurance expense 38 39 38 38 38 (1) 0.9 — — Marketing expense 30 45 33 32 32 (15) (33.6) (2) (5.5) Other noninterest expense 98 114 109 114 107 (16) (15.9) (9) (9.2)

16

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	1Q26	4Q25	1Q25	Increase (decrease) 1Q26 vs 4Q25 (1) $	1Q26 vs 4Q25 (1) %	1Q26 vs 1Q25 (1) $	1Q26 vs 1Q25 (1) %
Interest-earning deposits at banks	$ 23,189	$ 19,801	$ 24,692	$ 3,388	69.4 %	$ (1,503)	(6.1)%
Investment securities	42,986	41,564	44,319	1,422	13.9	(1,333)	(3.0)
Loans and leases	148,692	147,930	141,358	762	2.1	7,334	5.2
Operating lease equipment, net (2)	9,685	9,621	9,371	64	2.7	314	3.4
Deposits	170,842	161,578	159,325	9,264	23.3	11,517	7.2
Noninterest-bearing deposits	43,606	40,653	40,767	2,953	29.5	2,839	7.0
Borrowings	33,962	36,008	38,406	(2,046)	(23.1)	(4,444)	(11.6)
Tangible common equity (non-GAAP) (3)	19,755	20,322	20,834	(567)	(11.3)	(1,079)	(5.2)
Common equity	20,283	20,863	21,414	(580)	(11.3)	(1,131)	(5.3)
Stockholders' equity	22,048	22,238	22,295	(190)	(3.5)	(247)	(1.1)
Off-balance sheet client funds	77,794	69,703	62,397	8,091	47.1	15,397	24.7

KEY METRICS	1Q26	4Q25	1Q25	Increase (decrease) 1Q26 vs 4Q25	1Q26 vs 1Q25
CET1 ratio (4)	10.83 %	11.15 %	12.81 %	(0.32)%	(1.98)%
Book value per common share	$ 1,735.18	$ 1,718.71	$ 1,596.30	$ 16.47	$ 138.88
Tangible book value per common share (non-GAAP) (3)	1,689.96	1,674.11	1,553.06	15.85	136.90
Tangible common equity to tangible assets (non-GAAP) (3)	8.39 %	8.87 %	9.13 %	(0.48)%	(0.74)%
Loan to deposit ratio	87.04	91.55	88.72	(4.51)	(1.68)
ALLL to total loans and leases	1.05	1.06	1.19	(0.01)	(0.14)
Noninterest-bearing deposits to total deposits	25.52	25.16	25.59	0.36	(0.07)
Uninsured deposits	38 %	38 %	36 %	— %	2 %
Total liquid assets (available cash + HQLS)	$ 60,722	$ 56,006	$ 62,787	$ 4,716	$ (2,065)
Total liquidity (liquid assets & contingent sources)	91,015	86,743	85,041	4,272	5,974
Total liquidity / uninsured deposits	139 %	140 %	146 %	(1)%	(7)%

First Citizens BancShares

(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) Operating lease equipment, net includes $9.0 billion of rail assets as of 1Q26.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(4) Risk-based capital ratios prior to 2Q25 include the benefit of the SLA which was terminated in early 2Q25.

17 $141,358 $141,269 $144,758 $147,930 $148,692 $76,511 $76,282 $79,533 $82,972 $84,325 $64,847 $64,987 $65,225 $64,958 $64,367 Commercial Bank General Bank 1Q25 2Q25 3Q25 4Q25 1Q26 Note – Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. $147,930 $1,352 $(590) $148,692 4Q25 Commercial Bank General Bank 1Q26 $146,944 $2,618 $(441) $149,121 4Q25 Commercial Bank General Bank 1Q26 Average RollforwardPeriod End Rollforward Average LoansPeriod End Loans $140,780 $141,791 $142,857 $146,944 $149,121 $75,890 $76,842 $77,798 $81,620 $84,237 $64,890 $64,949 $65,059 $65,324 $64,884 Commercial Bank General Bank Yield on loans 1Q25 2Q25 3Q25 4Q25 1Q26 6.47% 6.44% 6.24% 6.01%6.49% Loans and Leases ($ in millions) $762 million & 0.5% $2.2 billion & 1.5%

18

Loans and Leases Composition

Period End Balances ($ in millions)	1Q26	4Q25	1Q25	1Q26 vs 4Q25 (1) $	1Q26 vs 4Q25 (1) %	1Q26 vs 1Q25 (1) $	1Q26 vs 1Q25 (1) %
				Increase (decrease)			
Branch Network & Other (2)	$ 43,857	$ 44,274	$ 43,864	$ (417)	(3.8)%	$ (7)	— %
Wealth & Private Banking	11,110	11,081	10,781	29	1.1	329	3.1
Mortgage	9,400	9,603	10,202	(203)	(8.6)	(802)	(7.9)
General Bank Segment (2)	**64,367**	**64,958**	**64,847**	**(591)**	**(3.7)**	**(480)**	**(0.7)**
SVB Commercial	45,367	44,147	37,818	1,220	11.2	7,549	20.0
Commercial Finance & Middle Market Banking	33,144	32,897	32,762	247	3.0	382	1.2
Equipment Finance	5,814	5,928	5,931	(114)	(7.8)	(117)	(2.0)
Commercial Bank Segment (3)	**84,325**	**82,972**	**76,511**	**1,353**	**6.6**	**7,814**	**10.2**
Total Loans	**$ 148,692**	**$ 147,930**	**$ 141,358**	**$ 762**	**2.1 %**	**$ 7,334**	**5.2 %**

Class ($ in billions)



31%
22%
16%
16%
12%
2%
1%
Commercial and industrial ($45.7)
Capital call lines ($32.3)
Residential and revolving mortgage ($24.6)
Commercial real estate ($23.7)
Owner occupied commercial mortgage ($17.5)
Investor dependent ($2.7)
Auto and other consumer ($2.2)

Segment / Business ($ in billions)



30%
7%
6%
31%
22%
4%
General Bank:
Branch Network & Other ($43.9)
Wealth & Private Banking ($11.1)
Mortgage ($9.4)
Commercial Bank: (3)
SVB Commercial ($45.4)
Commercial Finance & Middle Market Banking ($33.1)
Equipment Finance ($5.8)

First Citizens BancShares

Note – Totals may not foot due to rounding.
(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) 1Q26 includes the impact of a transfer of loans to held for sale from the SBA portfolio within Branch Network & Other, reducing period end balances by approximately $364 million.
(3) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

19

High Quality and Diversified NDFI Portfolio

($ in millions)


Total Loans
$148,692
C&I
$38,780
$59,463
$50,449
1Q26
NDFI
Other C&I
All other


NDFI Composition
$1,323
$2,236
$2,947
$32,274
1Q26
Other
Net asset value loans
Private credit
Capital call lines

NDFI Portfolio Characteristics

- Portfolio is diversified, well-collateralized and supported by structural protections
- ~ 83% of balance is in low risk capital call lines
- ~ 8% of balance to traditional private credit
- ~ 85% of private credit balances are to closed end and/or publicly traded funds with lower redemption risk

Other

Other includes loans to insurance companies, payment processors, equipment leasing, etc.

Net asset value loans

Loans to funds collateralized by the PE funds' direct equity investments.

Private credit

Includes two primary portfolios:

- **Specialty finance and leveraged fund lines:** Lines of credit provided to credit funds primarily secured by portfolios of first lien loans at conservative advance rates.
- **Warehouse lines:** Lines of credit secured by large pools of accounts receivable and loans.

Capital call lines

Short-term commitments to funds where the primary source of repayment is the unfunded capital commitments of the underlying LPs.

First Citizens BancShares

Note – For purposes of this analysis, C&I loans are inclusive of four loans classes including Commercial and industrial, Capital call lines, Owner occupied commercial mortgage and Investor dependent.

20 $159,325 $159,935 $163,190 $161,578 $170,842 $118,558 $119,056 $120,438 $120,925 $127,236 $40,767 $40,879 $42,752 $40,653 $43,606 Interest-bearing Noninterest-bearing 1Q25 2Q25 3Q25 4Q25 1Q26 Deposits ($ in millions) $156,378 $157,664 $160,624 $163,191 $165,927 $117,224 $118,582 $120,575 $121,433 $125,203 $39,154 $39,082 $40,049 $41,758 $40,724 Interest-bearing Noninterest-bearing Cost of deposits 1Q25 2Q25 3Q25 4Q25 1Q26 $161,578 $6,311 $2,953 $170,842 4Q25 Interest- bearing Noninterest- bearing 1Q26 $163,191 $3,770 $(1,034) $165,927 4Q25 Interest- bearing Noninterest- bearing 1Q26 2.27% 2.25% 2.09% 2.04%2.32% Period End Deposits Average Deposits Period End Rollforward Average Rollforward $9.3 billion & 5.7% $2.7 billion & 1.7%

21

Deposit Composition

Period End Balances ($ in millions)	1Q26	4Q25	1Q25	Increase (decrease) 1Q26 vs 4Q25 (1) $	%	1Q26 vs 1Q25 (1) $	%
Branch Network & Other	$ 63,834	$ 63,190	$ 62,664	$ 644	4.1 %	$ 1,170	1.9 %
Community Association Banking	8,306	7,739	8,104	567	29.7	202	2.5
Wealth & Private Banking	3,774	3,867	3,541	(93)	(9.8)	233	6.6
General Bank Segment	**75,914**	**74,796**	**74,309**	**1,118**	**6.1**	**1,605**	**2.2**
SVB Commercial	44,011	38,437	37,020	5,574	58.8	6,991	18.9
Other	3,182	3,097	3,006	85	11.1	176	5.9
Commercial Bank Segment (2)	**47,193**	**41,534**	**40,026**	**5,659**	**55.3**	**7,167**	**17.9**
Direct Bank	45,408	44,802	44,170	606	5.5	1,238	2.8
Other	2,327	446	820	1,881	NM	1,507	183.8
Corporate	**47,735**	**45,248**	**44,990**	**2,487**	**22.3**	**2,745**	**6.1**
Total Deposits	**$ 170,842**	**$ 161,578**	**$ 159,325**	**$ 9,264**	**23.3 %**	**$ 11,517**	**7.2 %**

Type ($ in billions)


8%
15%
25%
52%
Money market & savings ($88.4)
Noninterest-bearing demand ($43.6)
Checking with interest ($25.6)
Time deposits ($13.2)

Segment / Business ($ in billions)


1%
27%
37%
2%
26%
2%
5%
General Bank:
Branch Network & Other ($63.8)
Community Association Banking ($8.3)
Wealth & Private Banking ($3.8)
Commercial Bank: (2)
SVB Commercial ($44.0)
Other ($3.2)
Corporate:
Direct Bank ($45.4)
Other ($2.3)

First Citizens BancShares

Note – Totals may not foot due to rounding.
(1) Percent change is calculated using unrounded numbers and the linked quarter is annualized.
(2) Commercial Bank includes a small amount of Rail deposits (less than $50 million in all periods).

22 38 36 43 48 71 80 80 92 76 64 45 39 37 35 36 32 38 40 39 44 45 50 54 55 61 39 39 49 48 80 87 91 101 80 70 46 39 55 36 37 39 38 47 45 81 53 126 70 73 Deals Under $1B Total Deal Value ($B) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 US VC investment (1) Total client funds (Avg)Total client funds (EOP) SVB Commercial Funding Trends ($ in billions) $99.4 $101.7 $106.9 $108.1 $121.8 $62.4 $63.9 $67.0 $69.7 $77.8 $37.0 $37.8 $39.9 $38.4 $44.0 Off-balance sheet client funds Deposits 1Q25 2Q25 3Q25 4Q25 1Q26 $99.4 $97.3 $103.1 $107.7 $113.7 $63.8 $61.8 $65.4 $68.5 $72.4 $35.6 $35.5 $37.7 $39.2 $41.3 Off-balance sheet client funds Deposits 1Q25 2Q25 3Q25 4Q25 1Q26 $13.7 billion or 12.6% $6.0 billion or 5.6% (1) US VC investment data is sourced using PitchBook Data, Inc. as of 4/06/2026 and subject to prior period revisions. 267

23 3.22% 3.19% 3.16% 3.03% 2.93% 3.09% 3.02% 3.00% 2.81% 2.70% 2.32% 2.27% 2.25% 2.09% 2.04% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 1Q25 2Q25 3Q25 4Q25 1Q26 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Period End Balances Increase (decrease) 1Q26 4Q25 3Q25 2Q25 1Q25 1Q26 vs 4Q25 1Q26 vs 1Q25 Total deposits $ 170,842 83.4% $ 161,578 81.8% $ 163,190 80.8% $ 159,935 80.8% $ 159,325 80.6% $ 9,264 $ 11,517 Securities sold under customer repurchase agreements 170 0.1 224 0.1 423 0.2 471 0.2 450 0.2 (54) (280) Purchase money note 30,905 15.1 33,385 16.9 35,854 17.8 35,841 18.1 35,829 18.1 (2,480) (4,924) FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,764 0.9 1,772 0.9 1,775 0.9 1,182 0.6 1,536 0.8 (8) 228 Senior unsecured borrowings 1,050 0.5 555 0.3 555 0.3 555 0.3 555 0.3 495 495 Other borrowings 73 — 72 — 68 — 63 — 36 — 1 37 Total deposits and borrowed funds $ 204,804 100% $ 197,586 100% $ 201,865 100% $ 198,047 100% $ 197,731 100% $ 7,218 $ 7,073 Funding Mix ($ in millions) Highlights • Repaid $2.5 billion of the FDIC Purchase Money Note during the quarter bringing total repayments to $5.0 billion as of the end of the first quarter. • Successfully completed the issuance of $500 million of fixed-to- floating rate senior notes during the first quarter. • Given the net reduction in total borrowings, funding mix improved to approximately 83% provided by deposits. • Total cost of deposits and cost of interest-bearing deposits decreased by 5 and 11 basis points, respectively, from the linked quarter. Note – Funding mix percentages may not foot due to rounding.

24 $154 $115 $191 $54 $72 Provision for credit losses 1Q25 2Q25 3Q25 4Q25 1Q26 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $144 $119 $234 $143 $111 0.41% 0.33% 0.65% 0.39% 0.30% NCO $ QTD NCO ratio YTD NCO ratio 1Q25 2Q25 3Q25 4Q25 1Q26 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,680 $1,672 $1,652 $1,566 $1,558 1.19% 1.18% 1.14% 1.06% 1.05% ALLL ALLL ratio 1Q25 2Q25 3Q25 4Q25 1Q26 0.30%0.41% 0.37% 0.47% 0.45% $1,206 $1,319 $1,406 $1,307 $1,429 0.85% 0.93% 0.97% 0.88% 0.96% Nonaccrual loans Nonaccrual loans to total loans 1Q25 2Q25 3Q25 4Q25 1Q26 (1) 3Q25 includes an $82 million individual client charge-off in the Commercial Services business within the Commercial Bank segment. This loss contributed 23 bps to the 3Q25 NCO ratio and impacted the quarterly provision for credit losses by $82 million. (2) The $82 million individual client charge-off in 3Q25, contributed 6 bps to the 2025 YTD NCO ratio. (1) (1)(2)

25 $1,566 $(14) $(8) $10 $4 $1,558 4Q25 Portfolio changes Economic scenarios Specific reserves Loan volume 1Q26 Highlights 1Q26 vs 4Q25 • ALLL decreased $8 million from the linked quarter. • The decrease compared to the linked quarter was driven by growth in higher credit quality loan portfolios, including Global Fund Banking, and changes in the macroeconomic scenarios, partially offset by higher specific reserves. • The ALLL covered annualized net charge-offs 3.5 times. The increase in coverage from the linked quarter reflects lower net charge-offs. The ALLL provided 1.1 times coverage of nonaccrual loans. ALLL Coverage 2.9x 3.5x 1.7x 2.7x 3.5x 1.4x 1.3x 1.2x 1.2x 1.1x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 1Q25 2Q25 3Q25 4Q25 1Q26 4Q25 to 1Q26 Allowance for loan and lease losses ($ in millions)

26

Capital

Reported capital ratios (1)



15.23%
13.35%
12.81%
9.75%
14.25%
12.63%
12.12%
9.62%
14.05%
12.15%
11.65%
9.34%
13.71%
11.91%
11.15%
9.29%
13.51%
11.79%
10.83%
9.30%
1Q25
2Q25
3Q25
4Q25
1Q26
CET1 (1)
Tier 1
Total
Tier 1 Lev

Capital ratio rollforward

	Risk-Based Capital			Tier 1
	Total	Tier 1	CET1	Leverage
December 31, 2025	**13.71%**	**11.91%**	**11.15%**	**9.29%**
Preferred issuance	0.21%	0.21%	0.00%	0.17%
Net income	0.29%	0.29%	0.29%	0.23%
Change in risk-weighted/average assets	-0.12%	-0.10%	-0.09%	0.02%
Share repurchases	-0.50%	-0.50%	-0.50%	-0.39%
Tier 2 Instrument call/phase outs	-0.05%	0.00%	0.00%	0.00%
Common dividends	-0.01%	-0.01%	-0.01%	-0.01%
Preferred dividends	-0.01%	-0.01%	-0.01%	-0.01%
Other	-0.01%	0.00%	0.00%	0.00%
March 31, 2026	**13.51%**	**11.79%**	**10.83%**	**9.30%**
Change since December 31, 2025	**-0.20%**	**-0.12%**	**-0.32%**	**0.01%**

Adjusted risk-based capital ratios (1) (2)



14.49%
12.70%
12.19%
14.25%
12.63%
12.12%
14.05%
12.15%
11.65%
13.71%
11.91%
11.15%
13.51%
11.79%
10.83%
1Q25
2Q25
3Q25
4Q25
1Q26
CET1
Tier 1
Total

Tangible book value per share (2)



$1,674.11
$44.58
($13.25)
($13.38)
($2.10)
$1,689.96
4Q25
Retained earnings
AOCI
Share repurchases
Common dividends
1Q26

First Citizens BancShares

Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings.

(1) The SLA was terminated in early 2Q25 and therefore does not benefit risk-based capital ratios for subsequent period ends. Reported risk-based capital ratios prior to 2Q25 include the benefit of the SLA while the adjusted capital ratios prior to 2Q25 exclude the SLA benefit.

(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

27 Share Repurchase Plan Update • Since announcing a share repurchase plan in July 2024, we have repurchased 21.53% of Class A common shares and 20.04% of total common shares that were outstanding (1) as of June 30, 2024. • During the third quarter of 2025 we fully utilized the $3.5 billion share repurchase plan announced in July 2024 and subsequently began repurchasing shares under the $4.0 billion share repurchase plan announced in July 2025. • As of March 31, 2026 we had used 52% of the $4.0 billion share repurchase plan announced in July 2025 and had $1.9 billion of remaining repurchase capacity. Highlights Class A Common Shares Outstanding Repurchase Summary (through 4/21/26) Period Shares Average Price Total Cost ($ in millions) 2024 814,641 $ 2,041.35 $ 1,663 2025 1,578,462 1,917.07 3,026 1Q26 449,845 2,000.67 900 04/01/26 to 04/21/26 68,359 1,978.02 135 Total 2,911,307 $ 1,966.20 $ 5,724 13,524,550 (814,641) (1,578,462) (518,204) 10,613,243 6/30/2024 Repurchased 2024 Repurchased 2025 Repurchased 2026 YTD 4/21/2026 (1) Total common shares outstanding includes 1,005,185 of Class B common shares outstanding as of June 30, 2024 and April 21, 2026.

Financial Outlook Section III

29

Key Earnings Estimate Assumptions

Metric	1Q26	2Q26 - Projected	FY26 - Projected
Loans and leases - EOP	**$148.7 billion**	$149 billion - $152 billion	$153 billion - $157 billion
Deposits - EOP	**$170.8 billion**	$171 billion - $174 billion	$181 billion - $186 billion
Interest rates		Zero cuts in 2Q26	Zero to two 25 bps cuts in 2026; Fed funds ending between 3.00% - 3.75%
Net interest income	**$1.6 billion**	$1.60 billion - $1.67 billion	$6.5 billion - $6.8 billion
Net charge-off ratio (annualized where applicable)	**30 bps**	35 bps - 45 bps	30 bps - 40 bps
Adjusted noninterest income	**$520 million** (1)	$520 million - $550 million	$2.12 billion - $2.22 billion
Adjusted noninterest expense	**$1.33 billion** (1)	$1.34 billion - $1.38 billion	$5.34 billion - $5.43 billion
Effective tax rate	**24.3%**	24.5% - 25.5%	24.5% - 25.5%

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares' control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

First Citizens BancShares

Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict.

Appendix Section IV

31 Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications BancShares modified its segment reporting during the first quarter of 2025 as we transferred certain components from the SVB Commercial and General Bank segments to the Commercial Bank segment and modified our segment expense allocation methodology. The segment reporting updates did not result in the addition or removal of any of our existing segments at December 31, 2024, and the global fund banking and investor dependent loan portfolios, as well as a substantial portion of the innovation commercial and industrial (“innovation C&I”) and cash flow dependent loan portfolios, remained in the SVB Commercial segment. During the fourth quarter of 2025, BancShares changed the composition of the Commercial Bank segment to include SVB Commercial, which was previously a separate segment, and prior period segment financial information in this investor presentation was recast accordingly. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Class Reclassifications During the second quarter of 2025, the loan classes which were reported in the SVB portfolio in the 2024 Form 10-K, were recast to the Commercial portfolio (the “2Q25 Loan Class Changes”) as summarized below. • Global fund banking remained a separate loan class, but is reported as a component of the Commercial portfolio. • Investor dependent–early stage and investor dependent–growth stage were combined into a single investor dependent loan class, which is reported as a component of the Commercial portfolio. • Cash flow dependent and innovation C&I was combined with the commercial and industrial loan class, which is reported as a component of the Commercial portfolio. During the fourth quarter of 2025, we updated our loan classes as summarized below (“4Q25 Loan Class Changes”): • Commercial real estate is a separate loan class. Prior to the 4Q25 Loan Class Changes, commercial real estate loans were primarily included in the non-owner occupied commercial mortgage and commercial construction loan classes. Additionally, commercial and industrial loans for the purpose of acquiring, constructing or developing real estate were previously included in the commercial and industrial loan class, and residential construction loans were previously included in the residential mortgage loan class. • Capital call lines is a separate loan class. Prior to the 4Q25 Loan Class Changes, global fund banking (which included capital call lines and certain other commercial and industrial loans in the Global Fund Banking line of business) was a separate loan class. • Commercial and industrial remained a separate loan class, but the composition was updated to: (i) include certain other commercial and industrial loans that were previously included in the global fund banking loan class prior to the 4Q25 Loan Class Changes, (ii) include leases, which was previously a separate loan class, and (iii) exclude commercial real estate loans that were previously included in the commercial and industrial loan class. • Residential mortgage loans remained a separate loan class, but the composition was updated to exclude residential construction loans which are included in the commercial real estate loan class after the 4Q25 Loan Class Changes. Loan and lease disclosures for all periods presented in this investor presentation were recast to reflect the 2Q25 Loan Class Changes and 4Q25 Loan Class Changes. The segment information in this investor presentation was not recast as a result of the 2Q25 Loan Class Changes or 4Q25 Loan Class Changes because the composition of reportable segments is separate and distinct from the identification of loan classes. Reclassifications

32 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CD – Certificate of Deposit CET1 – Common Equity Tier 1 Risk-based Capital EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFR – Federal Funds Rate FFS – Fed Funds Sold FHLB – Federal Home Loan Bank GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits LP – Limited Partner NCO – Net Charge-Off NDFI – Non-Depository Financial Institution NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful OBS – Off-balance sheet PAA – Purchase Accounting Accretion or Amortization PE – Private Equity PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity SBA – Small Business Administration SEC – Securities and Exchange Commission SLA – Shared Loss Agreement with the FDIC VC – Venture Capital YTD – Year-to-date

33

BancShares Balance Sheets (unaudited)

($ in millions)

	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSETS					
Cash and due from banks	$ 1,080	$ 801	$ 874	$ 889	$ 812
Interest-earning deposits at banks	23,189	19,801	24,798	26,184	24,692
Securities purchased under agreements to resell	223	232	83	300	345
Investment in marketable equity securities	130	127	110	97	95
Investment securities available for sale	33,314	31,790	34,963	33,060	33,900
Investment securities held to maturity	9,542	9,647	10,051	10,189	10,324
Assets held for sale	1,122	804	112	125	185
Loans and leases	148,692	147,930	144,758	141,269	141,358
Allowance for loan and lease losses	(1,558)	(1,566)	(1,652)	(1,672)	(1,680)
Loans and leases, net of allowance for loan and lease losses	**147,134**	**146,364**	**143,106**	**139,597**	**139,678**
Operating lease equipment, net	9,685	9,621	9,446	9,466	9,371
Premises and equipment, net	2,499	2,447	2,283	2,115	2,044
Goodwill	346	346	346	346	346
Other intangible assets, net	182	195	208	221	234
Other assets	7,513	7,523	7,108	7,064	6,796
Total assets	**$ 235,959**	**$ 229,698**	**$ 233,488**	**$ 229,653**	**$ 228,822**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 43,606	$ 40,653	$ 42,752	$ 40,879	$ 40,767
Interest-bearing	127,236	120,925	120,438	119,056	118,558
Total deposits	**170,842**	**161,578**	**163,190**	**159,935**	**159,325**
Credit balances of factoring clients	1,284	1,148	1,326	1,077	1,145
Short-term borrowings	170	224	423	471	450
Long-term borrowings	33,792	35,784	38,252	37,641	37,956
Total borrowings	33,962	36,008	38,675	38,112	38,406
Other liabilities	7,823	8,726	8,311	8,233	7,651
Total liabilities	**213,911**	**207,460**	**211,502**	**207,357**	**206,527**
STOCKHOLDERS' EQUITY					
Preferred stock	1,765	1,375	881	881	881
Common stock	12	12	13	13	13
Additional paid in capital	—	—	270	1,179	1,798
Retained earnings	20,343	20,768	20,866	20,337	19,802
Accumulated other comprehensive loss	(72)	83	(44)	(114)	(199)
Total stockholders' equity	**22,048**	**22,238**	**21,986**	**22,296**	**22,295**
Total liabilities and stockholders' equity	**$ 235,959**	**$ 229,698**	**$ 233,488**	**$ 229,653**	**$ 228,822**

First Citizens BancShares

34

BancShares Income Statements (unaudited)

($ in millions)

	1Q26	4Q25	3Q25	2Q25	1Q25
INTEREST INCOME					
Loans and leases	$ 2,206	$ 2,290	$ 2,300	$ 2,270	$ 2,236
Investment securities	384	424	433	419	414
Deposits at banks	196	226	265	256	245
Total interest income	**2,786**	**2,940**	**2,998**	**2,945**	**2,895**
INTEREST EXPENSE					
Deposits	833	861	911	894	893
Borrowings	332	357	353	356	339
Total interest expense	1,165	1,218	1,264	1,250	1,232
Net interest income	**1,621**	**1,722**	**1,734**	**1,695**	**1,663**
Provision for credit losses	72	54	191	115	154
Net interest income after provision for credit losses	**1,549**	**1,668**	**1,543**	**1,580**	**1,509**
NONINTEREST INCOME					
Rental income on operating lease equipment	281	281	273	272	270
Lending-related fees	69	64	67	69	66
Deposit fees and service charges	70	63	61	59	58
Client investment fees	53	54	58	52	53
Wealth management services	59	61	57	55	56
International fees	35	37	34	33	32
Factoring commissions	17	20	18	18	17
Cardholder services, net	38	37	39	41	41
Merchant services, net	13	13	12	13	14
Insurance commissions	13	12	13	14	14
Realized gain on sale of investment securities, net	—	3	—	—	—
Fair value adjustment on marketable equity securities, net	3	12	13	2	(5)
Gain on sale of leasing equipment, net	11	14	3	8	5
Loss on extinguishment of debt	(8)	(9)	—	—	—
Other noninterest income	38	53	51	42	14
Total noninterest income	**692**	**715**	**699**	**678**	**635**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	101	102	98	100	98
Maintenance and other operating lease expenses	65	64	67	55	58
Personnel cost	869	849	817	810	818
Net occupancy expense	60	61	58	61	58
Equipment expense	136	151	137	131	136
Professional fees	24	34	26	30	25
Third-party processing fees	93	75	67	63	63
FDIC insurance expense	38	27	38	38	38
Marketing expense	30	45	33	32	32
Acquisition-related expenses	5	33	28	38	42
Intangible asset amortization	13	13	13	13	15
Other noninterest expense	102	118	109	129	110
Total noninterest expense	**1,536**	**1,572**	**1,491**	**1,500**	**1,493**
Income before income taxes	**705**	**811**	**751**	**758**	**651**
Income tax expense	171	231	183	183	168
Net income	**$ 534**	**$ 580**	**$ 568**	**$ 575**	**$ 483**
Preferred stock dividends	**$ 26**	**$ 14**	**$ 14**	**$ 14**	**$ 15**
Net income available to common stockholders	**$ 508**	**$ 566**	**$ 554**	**$ 561**	**$ 468**

First Citizens BancShares

35 Average Deposit Account Size and Insured by Segment ($ in billions, except average account size, period end balances) Total deposits Average size Insured % General Bank $ 75.9 $ 37,646 63 % Commercial Bank 47.2 617,863 29 Corporate 47.7 60,485 88 Total $ 170.8 $ 59,276 62 % Note – Commercial Bank includes a small amount of Rail deposits.Totals may not foot due to rounding.

36 (1) 1Q26 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 12,442 29% 4.06% 1.0 Government agency 38 — 1.82 0.3 Residential mortgage-backed securities 17,595 41 4.09 3.1 Commercial mortgage-backed securities 3,099 7 3.99 2.2 Corporate bonds 128 1 7.95 0.7 Municipal bonds 12 — 5.43 16.7 Total AFS portfolio $ 33,314 78% 4.08% 2.2 HTM portfolio U.S. Treasury $ 389 1% 1.44% 1.6 Government agency 1,205 3 1.60 2.0 Residential mortgage-backed securities 4,395 10 2.71 5.4 Commercial mortgage-backed securities 3,305 8 2.23 3.2 Other investments 248 — 1.62 3.7 Total HTM portfolio $ 9,542 22% 2.32% 4.0 Grand total $ 42,856 100% 3.68% 2.6 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

37

General Bank Segment

($ in millions)

						Increase (decrease)			
						1Q26 vs 4Q25		1Q26 vs 1Q25	
Earnings Summary	**1Q26**	**4Q25**	**3Q25**	**2Q25**	**1Q25**	**$**	**%**	**$**	**%**
Net interest income	$ 813	$ 841	$ 846	$ 824	$ 788	$ (28)	(3.4)%	$ 25	3.2 %
Total noninterest income	172	170	166	164	164	2	0.9	8	4.7
Total revenue	**985**	**1,011**	**1,012**	**988**	**952**	**(26)**	**(2.7)**	**33**	**3.4**
Total noninterest expense	600	604	582	580	565	(4)	(0.7)	35	6.2
Pre-provision net revenue (1)	**385**	**407**	**430**	**408**	**387**	**(22)**	**(5.6)**	**(2)**	**(0.5)**
Provision for credit losses	17	17	1	13	46	—	—	(29)	(63.0)
Income before income taxes	368	390	429	395	341	(22)	(5.9)	27	8.0
Income tax expense	90	82	109	101	88	8	9.5	2	2.4
Net income	**$ 278**	**$ 308**	**$ 320**	**$ 294**	**$ 253**	**$ (30)**	**(10.0)%**	**$ 25**	**10.0 %**
Period end Balances (2)									
Loans and leases	$ 64,367	$ 64,958	$ 65,225	$ 64,987	$ 64,847	$ (591)	(3.7)%	$ (480)	(0.7)%
Deposits	75,914	74,796	74,596	73,499	74,309	1,118	6.1	1,605	2.2
Other Key Metrics									
Number of branches	519	521	520	526	536	(2)	(0.4)%	(17)	(3.2)%
Wealth management assets under management ($B)	$ 59.7	$ 61.2	$ 59.9	$ 57.1	$ 54.5	$ (1.5)	(2.5)	$ 5.2	9.5
Card volume	4,475	4,713	4,621	4,629	4,339	(238)	(5.0)	136	3.1
Merchant volume	1,786	1,799	1,827	1,882	1,761	(13)	(0.7)	25	1.4

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.

38

Commercial Bank Segment

($ in millions)

						Increase (decrease)			
						1Q26 vs 4Q25		1Q26 vs 1Q25	
Earnings Summary	1Q26	4Q25	3Q25	2Q25	1Q25	$	%	$	%
Net interest income	$ 802	$ 834	$ 796	$ 789	$ 786	$ (32)	(3.9)%	$ 16	2.0 %
Rental income on operating lease equipment	55	55	54	54	56	—	—	(1)	(1.2)
Less: depreciation on operating lease equipment	43	44	43	44	44	(1)	(1.2)	(1)	(2.1)
Adjusted rental income on operating lease equipment (1)	12	11	11	10	12	1	9.1	—	—
All other noninterest income	230	241	236	228	201	(11)	(5.0)	29	14.6
Noninterest income, net (1)	242	252	247	238	213	(10)	(4.0)	29	13.6
Revenue	**1,044**	**1,086**	**1,043**	**1,027**	**999**	**(42)**	**(3.9)**	**45**	**4.5**
Noninterest expense, net (1)	603	612	596	605	610	(9)	(1.5)	(7)	(1.2)
Pre-provision net revenue (1)	**441**	**474**	**447**	**422**	**389**	**(33)**	**(7.0)**	**52**	**13.3**
Provision for credit losses	55	37	190	102	108	18	48.3	(53)	(49.2)
Income before income taxes	386	437	257	320	281	(51)	(11.6)	105	37.3
Income tax expense	95	102	64	82	72	(7)	(5.8)	23	30.3
Net income	**$ 291**	**$ 335**	**$ 193**	**$ 238**	**$ 209**	**$ (44)**	**(13.4)%**	**$ 82**	**39.8 %**
Period end Balances (2)									
Loans and leases	$ 84,263	$ 82,910	$ 79,470	$ 76,220	$ 76,449	$ 1,353	6.6 %	$ 7,814	10.2 %
Operating lease equipment, net	717	739	737	750	731	(22)	(12.1)	(14)	(1.8)
Deposits	47,191	41,532	42,869	40,697	40,014	5,659	55.3	7,177	17.9
Off-balance sheet client funds	77,777	69,681	67,035	63,879	62,380	8,096	47.1	15,397	24.7
Other Key Metrics									
Factoring volume	$ 5,787	$ 6,547	$ 6,315	$ 5,481	$ 5,404	$ (760)	(11.6)%	$ 383	7.1 %

Note – Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). During 4Q25, the Commercial Bank segment was updated to include SVB Commercial, which was previously a separate segment, and prior period segment financial information was recast accordingly.

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.

First Citizens BancShares

39

Rail Segment

($ in millions)

Earnings Summary	1Q26	4Q25	3Q25	2Q25	1Q25	Increase (decrease) 1Q26 vs 4Q25 $	1Q26 vs 4Q25 %	1Q26 vs 1Q25 $	1Q26 vs 1Q25 %
Net interest expense	$ 58	$ 53	$ 55	$ 53	$ 52	$ 5	9.1 %	$ 6	11.9 %
Rental income on operating lease equipment	226	226	219	218	214	—	—	12	5.4
Less: depreciation on operating lease equipment	58	58	55	56	54	—	—	4	5.8
Less: maintenance and other operating lease expenses	65	64	67	55	58	1	1.4	7	12.7
Adjusted rental income on operating lease equipment [1]	103	104	97	107	102	(1)	(1.0)	1	1.0
All other noninterest income	9	9	2	3	2	—	—	7	325.3
Noninterest income, net [1]	112	113	99	110	104	(1)	(0.9)	8	7.7
Revenue	**54**	**60**	**44**	**57**	**52**	**(6)**	**(10.0)**	**2**	**3.9**
Noninterest expense, net [1]	25	22	22	32	22	3	13.6	3	13.6
Pre-provision net revenue [1]	**29**	**38**	**22**	**25**	**30**	**(9)**	**(22.2)**	**(1)**	**(0.4)**
Provision for credit losses	—	—	—	—	—	—	—	—	—
Income before income taxes	29	38	22	25	30	(9)	(21.6)	(1)	(1.3)
Income tax expense	7	9	5	6	8	(2)	(15.7)	(1)	(4.1)
Net income	**$ 22**	**$ 29**	**$ 17**	**$ 19**	**$ 22**	**$ (7)**	**(23.3)%**	**$ —**	**— %**
Period end Balances [2]									
Operating lease equipment, net	$ 8,968	$ 8,882	$ 8,709	$ 8,716	$ 8,640	$ 86	3.9 %	$ 328	3.8 %
Other Key Metrics									
Railcars and locomotives [3]	128,600	128,400	127,600	127,300	126,600	200	0.2 %	2,000	1.6 %
Utilization	96.2 %	96.2 %	96.8 %	96.9 %	97.0 %	NM	—	NM	(0.8)
Renewal rate to previous rate	118	117	118	132	126	NM	1.0	NM	(8.0)

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.
(2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized.
(3) Railcars and locomotives number is rounded.

40 Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Percent changes are calculated using unrounded numbers and the linked quarter is annualized. Increase (decrease) 1Q26 vs 4Q25 1Q26 vs 1Q25 Earnings Summary 1Q26 4Q25 3Q25 2Q25 1Q25 $ % $ % Net interest income $ 64 $ 100 $ 147 $ 135 $ 141 $ (36) (35.5) % $ (77) (54.3) % Total noninterest income — 14 22 11 (2) (14) (98.3) 2 114.2 Total revenue 64 114 169 146 139 (50) (42.9) (75) (53.6) Total noninterest expense 142 168 126 128 140 (26) (15.0) 2 2.0 Pre-provision net revenue (1) (78) (54) 43 18 (1) (24) (43.0) (77) NM Provision for credit losses — — — — — — — — — (Loss) Income before income taxes (78) (54) 43 18 (1) (24) (43.1) (77) NM Income tax (benefit) expense (21) 38 5 (6) — (59) (151.7) (21) NM Net (loss) income $ (57) $ (92) $ 38 $ 24 $ (1) $ 35 38.2% $ (56) NM Period end Balance Sheet (2) Investment securities $ 42,986 $ 41,564 $ 45,124 $ 43,346 $ 44,319 $ 1,422 13.9% $ (1,333) (3.0) % Direct Bank deposits 45,408 44,802 45,146 45,111 44,170 606 5.5 1,238 2.8 Brokered deposits 1,831 — 134 154 248 1,831 NM 1,583 NM

41 March 31, 2026 December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,351) $ (1,411) $ (1,483) $ (1,561) $ (1,644) Other 3 1 1 3 — Accretion 48 59 71 75 83 Ending balance $ (1,300) $ (1,351) $ (1,411) $ (1,483) $ (1,561) Core deposits and other intangibles Beginning balance $ 195 $ 208 $ 221 $ 234 $ 249 Amortization (13) (13) (13) (13) (15) Ending balance $ 182 $ 195 $ 208 $ 221 $ 234 Deposits (2) Beginning balance - unamortized fair value mark $ — $ — $ — $ — $ (1) Amortization — — — — 1 Ending balance $ — $ — $ — $ — $ — Borrowings (2) Beginning balance - unamortized fair value mark $ 78 $ 97 $ 107 $ 116 $ 126 Amortization (9) (10) (10) (9) (10) Loss on extinguishment of debt (8) (9) — — — Ending balance $ 61 $ 78 $ 97 $ 107 $ 116 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

43

Notable Items (1)

($ in millions, except per share data)

		1Q26		4Q25		3Q25		2Q25		1Q25
Rental income on operating lease equipment (2)	$	(166)	$	(166)	$	(165)	$	(155)	$	(156)
Realized gain on sale of investment securities, net		—		(3)		—		—		—
Fair value adjustment on marketable equity securities, net		(3)		(12)		(13)		(2)		5
Gain on sale of leasing equipment, net		(11)		(14)		(3)		(8)		(5)
Loss on extinguishment of debt		8		9		—		—		—
Other noninterest income		—		—		—		—		—
Impact of notable items on adjusted noninterest income	**$**	**(172)**	**$**	**(186)**	**$**	**(181)**	**$**	**(165)**	**$**	**(156)**
Depreciation on operating lease equipment (2)	$	(101)	$	(102)	$	(98)	$	(100)	$	(98)
Maintenance and other operating lease expenses (2)		(65)		(64)		(67)		(55)		(58)
Personnel cost (3)		(12)		—		(6)		—		—
Professional fees (4)		(6)		—		—		—		—
FDIC insurance special assessment		—		12		—		—		—
Acquisition-related expenses		(5)		(33)		(28)		(38)		(42)
Intangible asset amortization		(13)		(13)		(13)		(13)		(15)
Other noninterest expense (5)		(4)		(4)		—		(15)		(3)
Impact of notable items on adjusted noninterest expense	**$**	**(206)**	**$**	**(204)**	**$**	**(212)**	**$**	**(221)**	**$**	**(216)**
Impact of notable items on adjusted pre-tax income	**$**	**34**	**$**	**18**	**$**	**31**	**$**	**56**	**$**	**60**
Income tax impact (6)		8		(50)		12		24		15
Impact of notable items on adjusted net income	**$**	**26**	**$**	**68**	**$**	**19**	**$**	**32**	**$**	**45**
Impact of notable items on adjusted diluted EPS	**$**	**2.23**	**$**	**5.46**	**$**	**1.54**	**$**	**2.42**	**$**	**3.32**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares' performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

(2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

(3) Personnel cost in 1Q26 includes severance and retention costs; 3Q25 includes impairment of internal use software under development.

(4) Professional fees include costs for risk transformation and enhancements to technology in 1Q26.

(5) Other noninterest expense includes a write-off of other assets in 1Q26, a technology fee in 4Q25, an accrual resulting from a vendor dispute and an increase in litigation reserve in 2Q25, and an impairment of capitalized software and related projects in 1Q25.

(6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

First Citizens BancShares

44

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			1Q26	4Q25	3Q25	2Q25	1Q25
Net income and EPS							
Net income (GAAP)	a	$	534	580	568	575	483
Preferred stock dividends			26	14	14	14	15
Net income available to common stockholders (GAAP)	b		508	566	554	561	468
Total notable items, after income tax	c		26	68	19	32	45
Adjusted net income (non-GAAP)	d = (a+c)		560	648	587	607	528
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	534	634	573	593	513
Weighted average common shares outstanding							
Basic	f		11,924,899	12,363,028	12,849,339	13,237,226	13,575,231
Diluted	g		11,924,899	12,363,028	12,849,339	13,237,226	13,575,231
EPS (GAAP)							
Basic	b/f	$	42.63	45.81	43.08	42.36	34.47
Diluted	b/g		42.63	45.81	43.08	42.36	34.47
Adjusted EPS (non-GAAP)							
Basic	e/f	$	44.86	51.27	44.62	44.78	37.79
Diluted	e/g		44.86	51.27	44.62	44.78	37.79
Noninterest income and expense							
Noninterest income (GAAP)	h	$	692	715	699	678	635
Impact of notable items, before income tax			(172)	(186)	(181)	(165)	(156)
Adjusted noninterest income (non-GAAP)	i	$	520	529	518	513	479
Noninterest expense (GAAP)	j	$	1,536	1,572	1,491	1,500	1,493
Impact of notable items, before income tax			(206)	(204)	(212)	(221)	(216)
Adjusted noninterest expense (non-GAAP)	k	$	1,330	1,368	1,279	1,279	1,277

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

45 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q26 4Q25 3Q25 2Q25 1Q25 PPNR Net income (GAAP) a $ 534 580 568 575 483 Plus: provision for credit losses 72 54 191 115 154 Plus: income tax expense 171 231 183 183 168 PPNR (non-GAAP) l $ 777 865 942 873 805 Impact of notable items 34 18 31 56 60 Adjusted PPNR (non-GAAP) m $ 811 883 973 929 865 ROA Net income (GAAP) a $ 534 580 568 575 483 Annualized net income n = a annualized 2,164 2,303 2,254 2,307 1,956 Adjusted net income (non-GAAP) d 560 648 587 607 528 Annualized adjusted net income p = d annualized 2,272 2,571 2,332 2,435 2,139 Average assets o 233,181 233,432 230,529 227,552 225,449 ROA n/o 0.93% 0.99% 0.98% 1.01% 0.87 % Adjusted ROA (non-GAAP) p/o 0.97 1.10 1.01 1.07 0.95 PPNR ROA PPNR (non-GAAP) l $ 777 865 942 873 805 Annualized PPNR q = l annualized 3,152 3,430 3,738 3,501 3,264 Adjusted PPNR (non-GAAP) m 811 883 973 929 865 Annualized adjusted PPNR r = m annualized 3,288 3,504 3,860 3,728 3,507 PPNR ROA (non-GAAP) q/o 1.35% 1.47% 1.62% 1.54% 1.45 % Adjusted PPNR ROA (non-GAAP) r/o 1.41 1.50 1.67 1.64 1.56 Note: Certain items above do not precisely recalculate as presented due to rounding.

46 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q26 4Q25 3Q25 2Q25 1Q25 ROE and ROTCE Annualized net income available to common stockholders s = b annualized $ 2,062 2,247 2,196 2,249 1,898 Annualized adjusted net income available to common stockholders t = e annualized $ 2,170 2,515 2,275 2,377 2,081 Average stockholders' equity (GAAP) $ 22,487 22,197 22,291 22,488 22,457 Less: average preferred stock 1,613 1,117 881 881 881 Average common stockholders' equity u $ 20,874 21,080 21,410 21,607 21,576 Less: average goodwill 346 346 346 346 346 Less: average other intangible assets 191 204 216 229 244 Average tangible common equity (non-GAAP) v $ 20,337 20,530 20,848 21,032 20,986 ROE s/u 9.88% 10.66% 10.26% 10.41% 8.79 % Adjusted ROE (non-GAAP) t/u 10.39 11.93 10.62 11.00 9.64 ROTCE (non-GAAP) s/v 10.14 10.94 10.53 10.69 9.04 Adjusted ROTCE (non-GAAP) t/v 10.67 12.25 10.91 11.30 9.91 Tangible common equity to tangible assets Stockholders' equity (GAAP) w $ 22,048 22,238 21,986 22,296 22,295 Less: preferred stock 1,765 1,375 881 881 881 Common equity x $ 20,283 20,863 21,105 21,415 21,414 Less: goodwill 346 346 346 346 346 Less: other intangible assets 182 195 208 221 234 Tangible common equity (non-GAAP) y $ 19,755 20,322 20,551 20,848 20,834 Total assets (GAAP) z $ 235,959 229,698 233,488 229,653 228,822 Tangible assets (non-GAAP) aa 235,430 229,157 232,934 229,086 228,242 Total equity to total assets (GAAP) w/z 9.34% 9.68% 9.42% 9.71% 9.74 % Tangible common equity to tangible assets (non-GAAP) y/aa 8.39 8.87 8.82 9.10 9.13 Note: Certain items above do not precisely recalculate as presented due to rounding.

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			1Q26	4Q25	3Q25	2Q25	1Q25
Book value and tangible book value per common share							
Common shares outstanding at period end	bb		11,689,314	12,139,159	12,618,629	13,075,979	13,414,938
Book value per share	x/bb	$	1,735.18	1,718.71	1,672.54	1,637.72	1,596.30
Tangible book value per common share (non-GAAP)	y/bb		1,689.96	1,674.11	1,628.64	1,594.38	1,553.06
Efficiency ratio							
Net interest income	cc	$	1,621	1,722	1,734	1,695	1,663
Efficiency ratio (GAAP)	j / (h + cc)		66.41 %	64.53 %	61.27 %	63.22 %	64.97 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		62.13	60.79	56.78	57.92	59.62
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	281	281	273	272	270
Less: depreciation on operating lease equipment			101	102	98	100	98
Less: maintenance and other operating lease expenses			65	64	67	55	58
Plus: accelerated depreciation on impaired operating lease equipment			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	115	115	108	117	114
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	55	55	54	54	56
Less: depreciation on operating lease equipment			43	44	43	44	44
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	12	11	11	10	12
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	226	226	219	218	214
Less: depreciation on operating lease equipment			58	58	55	56	54
Less: maintenance and other operating lease expenses			65	64	67	55	58
Adjusted rental income on operating lease equipment (non-GAAP)		$	103	104	97	107	102

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

47

48 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 1Q26 4Q25 3Q25 2Q25 1Q25 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 285 296 290 282 257 Less: depreciation on operating lease equipment 43 44 43 44 44 Noninterest income, net (non-GAAP) $ 242 252 247 238 213 Noninterest expense (GAAP) $ 646 656 639 649 654 Less: depreciation on operating lease equipment 43 44 43 44 44 Noninterest expense, net (non-GAAP) $ 603 612 596 605 610 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 235 235 221 221 216 Less: depreciation on operating lease equipment 58 58 55 56 54 Less: maintenance and other operating lease expenses 65 64 67 55 58 Noninterest income, net (non-GAAP) $ 112 113 99 110 104 Noninterest expense (GAAP) $ 148 144 144 143 134 Less: depreciation on operating lease equipment 58 58 55 56 54 Less: maintenance and other operating lease expenses 65 64 67 55 58 Noninterest expense, net (non-GAAP) $ 25 22 22 32 22 Note: Certain items above do not precisely recalculate as presented due to rounding.

49 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q26 4Q25 3Q25 2Q25 1Q25 PPNR: General Bank Segment Segment net income (GAAP) $ 278 308 320 294 253 Plus: provision for credit losses 17 17 1 13 46 Plus: income tax expense 90 82 109 101 88 PPNR (non-GAAP) $ 385 407 430 408 387 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 291 335 193 238 209 Plus: provision for credit losses 55 37 190 102 108 Plus: income tax expense 95 102 64 82 72 PPNR (non-GAAP) $ 441 474 447 422 389 PPNR: Rail Segment Segment net income (GAAP) $ 22 29 17 19 22 Plus: income tax expense 7 9 5 6 8 PPNR (non-GAAP) $ 29 38 22 25 30 PPNR: Corporate Net income (GAAP) $ (57) (92) 38 24 (1) Plus: income tax expense (benefit) (21) 38 5 (6) — PPNR (non-GAAP) $ (78) (54) 43 18 (1)

50

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			1Q26	4Q25	3Q25	2Q25	1Q25
Total Risk Based Capital Ratio							
Total risk based capital ratio (GAAP)			13.51 %	13.71 %	14.05 %	14.25 %	15.23 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	—	0.74
Adjusted total risk based capital ratio (non-GAAP)			13.51 %	13.71 %	14.05 %	14.25 %	14.49 %
CET1 Capital Ratio							
CET1 capital ratio (GAAP)			10.83 %	11.15 %	11.65 %	12.12 %	12.81 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	—	0.62
Adjusted CET1 capital ratio (non-GAAP)			10.83 %	11.15 %	11.65 %	12.12 %	12.19 %
Tier 1 Capital Ratio							
Tier 1 capital ratio (GAAP)			11.79 %	11.91 %	12.15 %	12.63 %	13.35 %
Less: impact of FDIC Shared-Loss Agreement			—	—	—	—	0.65
Adjusted Tier 1 capital ratio (non-GAAP)			11.79 %	11.91 %	12.15 %	12.63 %	12.70 %
Net interest income & Net interest margin							
Net interest income (GAAP)	cc	$	1,621	1,722	1,734	1,695	1,663
Loan PAA	dd		48	59	71	75	84
Other PAA	ee		(9)	(10)	(10)	(9)	(9)
PAA	ff = (dd + ee)	$	39	49	61	66	75
Net interest income, excluding PAA (non-GAAP)	gg = (cc - ff)	$	1,582	1,673	1,673	1,629	1,588
Annualized net interest income	hh = cc annualized	$	6,575	6,834	6,878	6,800	6,744
Annualized net interest income, excluding PAA	ii = gg annualized		6,416	6,640	6,637	6,533	6,439
Average interest-earning assets	jj		212,552	213,294	211,042	208,175	206,028
NIM (GAAP)	hh/jj		3.09 %	3.20 %	3.26 %	3.26 %	3.26 %
NIM, excluding PAA (non-GAAP)	ii/jj		3.01	3.11	3.15	3.14	3.12
Interest income on loans (GAAP)		$	2,206	2,290	2,300	2,270	2,236
Less: loan PAA			48	59	71	75	84
Interest income on loans, excluding loan PAA (non-GAAP)		$	2,158	2,231	2,229	2,195	2,152

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

51 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q26 4Q25 3Q25 2Q25 1Q25 Income tax expense Income tax expense (GAAP) $ 171 231 183 183 168 Impact of notable items 8 (50) 12 24 15 Adjusted income tax expense (non-GAAP) $ 179 181 195 207 183 Note: Certain items above do not precisely recalculate as presented due to rounding.